                                                                     EXHIBIT 3.2


                          AMENDED AND RESTATED BY-LAWS

                                       OF

                           TAYLOR CAPITAL GROUP, INC.

                            (A DELAWARE CORPORATION)




                     AMENDED AND RESTATED JUNE 20, 2002
                                          ________

                                TABLE OF CONTENTS

                                                                                                               PAGE

ARTICLE 1  CERTIFICATE OF INCORPORATION........................................................................   1
   Section 1.1  Contents.......................................................................................   1
   Section 1.2  Certificate in Effect..........................................................................   1

ARTICLE 2  MEETINGS OF STOCKHOLDERS............................................................................   1
   Section 2.1  Place..........................................................................................   1
   Section 2.2  Annual Meeting.................................................................................   1
   Section 2.3  Special Meetings...............................................................................   1
   Section 2.4  Notice of Meetings.............................................................................   1
   Section 2.5  Affidavit of Notice............................................................................   2
   Section 2.6  Quorum.........................................................................................   2
   Section 2.7  Voting Requirements............................................................................   2
   Section 2.8  Proxies and Voting.............................................................................   2
   Section 2.9  Director Nominations...........................................................................   3
   Section 2.10  New Business..................................................................................   4
   Section 2.11  Stockholder List..............................................................................   4
   Section 2.12  Record Date...................................................................................   4

ARTICLE 3  DIRECTORS...........................................................................................   5
   Section 3.1  Duties.........................................................................................   5
   Section 3.2  Number; Election and Term of Office............................................................   5
   Section 3.3  Compensation...................................................................................   5
   Section 3.4  Reliance on Books..............................................................................   5

ARTICLE 4  MEETINGS OF THE BOARD OF DIRECTORS..................................................................   5
   Section 4.1  Place..........................................................................................   5
   Section 4.2  Annual Meeting.................................................................................   6
   Section 4.3  Regular Meetings...............................................................................   6
   Section 4.4  Special Meetings...............................................................................   6
   Section 4.5  Quorum.........................................................................................   6
   Section 4.6  Action Without Meeting.........................................................................   6
   Section 4.7  Telephone Meetings.............................................................................   6
   Section 4.8  Interested Directors...........................................................................   6

ARTICLE 5  COMMITTEES OF DIRECTORS.............................................................................   7
   Section 5.1  Designation....................................................................................   7
   Section 5.2  Records of Meetings............................................................................   8

ARTICLE 6  NOTICES.............................................................................................   8
   Section 6.1  Method of Giving Notice........................................................................   8
   Section 6.2  Waiver.........................................................................................   8


                                       i


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
ARTICLE 7  OFFICERS...........................................................................................   8
   Section 7.1  In General....................................................................................   8
   Section 7.2  Election of Chairman of the Board, President, Chief Financial Officer, Secretary
                and Treasurer.................................................................................   8
   Section 7.3  Election of Other Officers....................................................................   9
   Section 7.4  Salaries......................................................................................   9
   Section 7.5  Term of Office................................................................................   9
   Section 7.6  Duties of Chairman of the Board...............................................................   9
   Section 7.7  Duties of President...........................................................................   9
   Section 7.8  Duties of Chief Financial Officer.............................................................   9
   Section 7.9  Duties of Vice President......................................................................   9
   Section 7.10  Duties of Secretary..........................................................................   9
   Section 7.11  Duties of Assistant Secretary................................................................  10
   Section 7.12  Duties of Treasurer..........................................................................  10
   Section 7.13  Duties of Assistant Treasurer................................................................  10

ARTICLE 8  RESIGNATIONS, REMOVALS AND VACANCIES...............................................................  10
   Section 8.1  Directors.....................................................................................  10
   Section 8.2  Officers......................................................................................  11

ARTICLE 9  CERTIFICATE OF STOCK...............................................................................  12
   Section 9.1  Issuance of Stock.............................................................................  12
   Section 9.2  Right to Certificate; Form....................................................................  12
   Section 9.3  Facsimile Signature...........................................................................  12
   Section 9.4  Lost Certificates.............................................................................  12
   Section 9.5  Transfer of Stock.............................................................................  12
   Section 9.6  Registered Stockholders.......................................................................  12

ARTICLE 10  INDEMNIFICATION...................................................................................  13
   Section 10.1  Third Party Actions..........................................................................  13
   Section 10.2  Derivative Actions...........................................................................  13
   Section 10.3  Expenses.....................................................................................  13
   Section 10.4  Authorization................................................................................  14
   Section 10.5  Advance Payment of Expenses..................................................................  14
   Section 10.6  Non-Exclusiveness............................................................................  14
   Section 10.7  Insurance....................................................................................  14
   Section 10.8  Constituent Corporations.....................................................................  15
   Section 10.9  Additional Indemnification...................................................................  15

ARTICLE 11  EXECUTION OF PAPERS...............................................................................  15

ARTICLE 12  FISCAL YEAR.......................................................................................  15

ARTICLE 13  DEPOSITORIES......................................................................................  15

ARTICLE 14  SEAL..............................................................................................  15


                                       ii

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
ARTICLE 15  OFFICES..........................................................................................   16
   Section 15.1  Registered Office...........................................................................   16
   Section 15.2  Principal Office............................................................................   16

ARTICLE 16  AMENDMENTS.......................................................................................   16

                           TAYLOR CAPITAL GROUP, INC.



                                   ARTICLE 1

                          CERTIFICATE OF INCORPORATION

         Section 1.1 Contents. These By-laws, the powers of the corporation and of its Directors and stockholders, and all matters concerning the conduct and regulation of the business of the corporation shall be subject to such provisions in regard thereto, if any, as are set forth in said Certificate of Incorporation.

         Section 1.2 Certificate in Effect. All references in these By-laws to the Certificate of Incorporation shall be construed to mean the Certificate of Incorporation of the corporation as from time to time amended and restated, including (unless the context shall otherwise require) all certificates and any agreement of consolidation or merger filed pursuant to the Delaware General Corporation Law, as amended (the "DGCL").

                                   ARTICLE 2

                            MEETINGS OF STOCKHOLDERS

         Section 2.1 Place. All meetings of the stockholders may be held at such place, either within or without the State of Delaware, as shall be designated from time to time by the Board of Directors, the Chairman of the Board or the President and stated in the notice of the meeting or in any duly executed waiver of notice thereof.

         Section 2.2 Annual Meeting. The annual meeting of the stockholders, commencing in 1997, shall be held each year at such date and time as shall be designated from time to time by the Board of Directors, and stated in the notice or waiver of notice of the meeting.

         Section 2.3 Special Meetings. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by the DGCL, the Certificate of Incorporation or these By-laws, may only be called by the President, the Chairman of the Board or a majority of the Board of Directors then in office. Such request shall state the purpose or purposes of the proposed meeting.

         Section 2.4 Notice of Meetings. A written notice of all meetings of stockholders stating the place, date and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the special meeting is called, shall be given either personally, by United States mail, by telegram or by facsimile to each stockholder entitled to vote at such meeting. Except as otherwise provided by law, such notice shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting. If mailed, notice is given when deposited in the United States mail, postage prepaid, directed to the stockholder at his address as it appears on the records of the corporation. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

         Section 2.5 Affidavit of Notice. An affidavit of the Secretary or an Assistant Secretary or the transfer agent of the corporation that notice of a stockholders meeting has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

         Section 2.6 Quorum. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the Certificate of Incorporation or by these By-laws. If, however, such quorum shall not be present or represented by proxy at any meeting of the stockholders, the stockholders entitled to vote thereat present in person or represented by proxy (by vote of a majority of shares represented), the Chairman of the Board or the President, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, except as hereinafter provided, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

         Section 2.7 Voting Requirements. When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision of any applicable statute, the Certificate of Incorporation or these By-laws, a different vote is required, in which case such express provision shall govern and control the decision of such question. Notwithstanding the foregoing, all elections of directors shall be determined by a plurality of the votes cast.

         Section 2.8 Proxies and Voting. Unless otherwise provided by the DGCL, the Certificate of Incorporation or these By-laws, each stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such stockholder, but no proxy shall be voted on after three years from its date, unless the proxy provides for a longer period. At any meeting of the stockholders, every stockholder entitled to vote may vote in person or by proxy authorized by an instrument in writing or by a transmission permitted by law filed in accordance with the procedure established for the meeting. Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission created pursuant to this paragraph may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used; provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission. Persons holding stock in a fiduciary capacity shall be entitled to vote the shares so held. Shares of the capital stock of the corporation owned by the corporation shall not be voted, directly or indirectly.

         If shares or other securities having voting power stand of record in the names of two or more persons, whether fiduciaries, members of a partnership, joint tenants, tenants in common, tenants by the entirety or otherwise, or if two or more persons have the same fiduciary relationship respecting the same shares, unless the Secretary of the corporation is given written notice to the contrary and is furnished with a copy of the instrument or order appointing them or creating the relationship wherein it is so provided, their acts with respect to voting shall have the following effect:

         1. If only one votes, his act binds all;

         2. If more than one vote, the act of the majority so voting binds all;

         3. If more than one vote, but the vote is evenly split on any particular matter, each faction may vote the securities in question proportionally, or any person voting the shares, or a beneficiary, if any, may apply to the Court of Chancery or such other court as may have jurisdiction to appoint an additional person to act with the persons so voting the shares, which shall then be voted as determined by a majority of such persons and the person appointed by the Court. If the instrument so filed shows that any such tenancy is held in unequal interests, a majority or even split for the purpose of this subsection shall be a majority or even split in interest.

         Section 2.9 Director Nominations. Nominations for the election of Directors may be made by the Board of Directors or by any stockholder entitled to vote for the election of Directors. Nominations by stockholders shall be made in writing and delivered or mailed by first class United States mail, postage prepaid, to the Secretary of the corporation not less than one hundred twenty
(120) nor more than one hundred fifty (150) days prior to the first anniversary of the date on which the corporation first mailed its proxy materials for the preceding year's annual meeting of stockholders; provided, however, that if the date of the annual meeting is delayed by more than thirty (30) days after the first anniversary of the preceding year's annual meeting, then by the close of business on the later of (i) the 120th day prior to such annual meeting or (ii) the 10th day following the day on which public announcement of the date of such annual meeting is first made. Each stockholder nomination shall set forth (i) the name, age, business address and, if known, residence address of each nominee proposed in such nomination, (ii) the principal occupation or employment of each such nominee, and (iii) the number of shares of capital stock of the corporation which are beneficially owned by each nominee; and in addition, evidence of the nominee's willingness to serve as a Director shall also be provided. Upon delivery, such nominations shall be posted in a conspicuous place in the principal office of the corporation. Ballots bearing the names of all persons nominated by the stockholders shall be provided for use at the annual meeting.

         The chairman of the meeting of stockholders at which any election of Directors is to occur may, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the foregoing procedure, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

         For the purposes of these By-laws, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or a comparable national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act of 1934, as amended.

         Section 2.10 New Business. Any new business to be taken up at any meeting of the stockholders, other than such new business to be taken up at the request of the Chairman of the Board or the Board of Directors, shall be stated in writing and delivered or mailed by first class United States mail, postage prepaid, to the Secretary of the corporation not less than one hundred twenty
(120) nor more than one hundred fifty (150) days prior to the first anniversary of the date on which the corporation first mailed its proxy materials for the preceding year's annual meeting of stockholders; provided, however, that if the date of the annual meeting is delayed by more than thirty (30) days after the first anniversary of the preceding year's annual meeting, then by the close of business on the later of (i) the 120th day prior to such annual meeting or (ii) the 10th day following the day on which public announcement of the date of such annual meeting is first made, and no other proposal shall be acted upon at the annual meeting. This provision shall not prevent the consideration and approval or disapproval at the annual meeting of reports of officers, Directors, and committees; but in connection with such reports, no new business shall be acted upon at such annual meeting unless stated and filed as herein provided. If the chairman of the annual meeting determines that business was not properly brought before the annual meeting in accordance with the foregoing procedures, the chairman shall declare to the meeting that the business was not properly brought before the meeting and such business shall not be transacted.

         Section 2.11 Stockholder List. The officer who has charge of the stock ledger of the corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. The original or duplicate stock ledger shall be the only evidence as to who are the stockholders entitled to examine such list, the stock ledger or the books of the corporation, or to vote in person or by proxy at any meeting of stockholders.

         Section 2.12 Record Date. In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

         If no record date is fixed by the Board of Directors:

         (a) The record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.

         (b) The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

                                   ARTICLE 3

                                   DIRECTORS

         Section 3.1 Duties. The business and affairs of the corporation shall be managed by or under the direction of its Board of Directors which may exercise all such powers of the corporation and do all such lawful acts and things as are not by the DGCL, nor by the Certificate of Incorporation nor by these By-laws directed or required to be exercised or done by the stockholders.

         Section 3.2 Number; Election and Term of Office. The number of Directors which shall constitute the whole Board of the corporation shall initially be four and thereafter shall be as determined from time to time exclusively by the Board of Directors and set forth in a resolution of the Board of Directors. Directors shall be elected by the Corporation's stockholders at the annual meeting of the stockholders, except as provided in Section 8.1 of
Article 8, and each Director elected shall hold office until the annual meeting of stockholders in the year in which his or her term expires and until a successor is duly elected and qualified or until his or her earlier death, resignation or removal. Directors need not be stockholders.

         Section 3.3 Compensation. Unless otherwise restricted by the Certificate of Incorporation or these By-laws, the Board of Directors shall have the authority to fix the compensation of Directors. The Directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors. No such payment shall preclude any Director from serving the corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed compensation for attending committee meetings.

         Section 3.4 Reliance on Books. A member of the Board of Directors or a member of any committee designated by the Board of Directors shall, in the performance of his duties, be fully protected in relying in good faith upon the books of account or reports made to the corporation by any of its officers, or by an independent certified public accountant, or by an appraiser selected with reasonable care by the Board of Directors or by any committee, or in relying in good faith upon other records of the corporation.

                                   ARTICLE 4

                       MEETINGS OF THE BOARD OF DIRECTORS

         Section 4.1 Place. The Board of Directors of the corporation may hold meetings, both regular and special, at such place or places within or without the State of



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Delaware as the Board of Directors may from time to time determine, or as may be specified or fixed in the respective notices or waivers of notice of such meeting.

         Section 4.2 Annual Meeting. The annual meeting of the Board of Directors shall be held immediately following the annual meeting of stockholders each year or any special meeting held in lieu thereof, or at such other time as the Board of Directors may from time to time determine or as maybe specified or fixed in the notices or waivers of notice of such meeting

         Section 4.3 Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by the Board.

         Section 4.4 Special Meetings. Special meetings of the Board may be called by the Chairman of the Board or the President on two (2) days' notice to each Director given either personally, by overnight courier, mail, email, telegram or facsimile. Special meetings shall be called by the Chairman of the Board, the President or the Secretary in like manner and on like notice on the written request of any two Directors unless the Board consists of only one Director, in which case special meetings shall be called by the Chairman of the Board, the President or the Secretary in like manner and on like notice on the written request of the sole Director.

         Section 4.5 Quorum. At all meetings of the Board, a majority of the Directors then in office shall constitute a quorum for the transaction of business and the act of a majority of the Directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute or by the Certificate of Incorporation or by these By-laws. Common or interested Directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors. If a quorum shall not be present at any meeting of the Board of Directors, the Directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

         Section 4.6 Action Without Meeting. Unless otherwise restricted by the Certificate of Incorporation or these By-laws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board or committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings, or electronic transmission or electronic transmissions are filed with the minutes of proceedings of the Board or committee.

         Section 4.7 Telephone Meetings. Unless otherwise restricted by the Certificate of Incorporation or these By-laws, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or any committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

         Section 4.8 Interested Directors.

         (a) No contract or transaction between a corporation and one or more of its Directors or officers, or between a corporation and any other corporation, partnership,



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association, or other organization in which one or more of its Directors or officers are Directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the Director or officer is present at or participates in the meeting of the Board or committee which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if:

         1. the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board or committee in good faith authorizes the contract or transaction by the affirmative vote of a majority of the disinterested Directors, even though the disinterested Directors be less than a quorum; or

         2. the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or

         3. the contract or transaction is fair as to the corporation as of the time it is authorized, approved or ratified by the Board of Directors, a committee or the stockholders.

         (b) Common or interested Directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

                                    ARTICLE 5

                             COMMITTEES OF DIRECTORS

         Section 5.1 Designation.

         (a) The Board of Directors may by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the Directors of the corporation or such other persons who are directors of Cole Taylor Bank (the "Bank"). The Board may designate one or more Directors or directors of the Bank as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.

         (b) In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

         (c) Any such committee, to the extent provided in the resolution of the Board of Directors designating the committee, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation, to the extent such powers and authority are permitted by the DGCL as such may be amended from time to time. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors.

         Section 5.2 Records of Meetings. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

                                    ARTICLE 6

                                     NOTICES

         Section 6.1 Method of Giving Notice. Whenever, under any provision of the DGCL or of the Certificate of Incorporation or of these By-laws, notice is required to be given to any Director or stockholder, such notice shall be given in writing by the Secretary or the person or persons calling the meeting by leaving such notice with such Director or stockholder at his residence or usual place of business or by mailing it addressed to such Director or stockholder, at his address as it appears on the records of the corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be personally delivered or deposited in the United States mail. Notice to Directors may also be given by overnight courier, email, telegram or facsimile. Without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders by the corporation under any provision of these By-laws, the Certificate of Incorporation or by law shall be effective if given by a form of electronic transmission in accordance with applicable law.

         Section 6.2 Waiver. Whenever any notice is required to be given under any provision of the DGCL or of the Certificate of Incorporation or of these By-laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends the meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, Directors or members of a committee of Directors need be specified in any written waiver of notice.

                                    ARTICLE 7

                                    OFFICERS

         Section 7.1 In General. The officers of the corporation shall be chosen by the Board of Directors and shall include a Chairman of the Board, a President, a Chief Financial Officer, a Secretary and a Treasurer. The Board of Directors may also choose one or more Vice Presidents, Assistant Secretaries and Assistant Treasurers. Any number of offices may be held by the same person, unless the Certificate of Incorporation or these By-laws otherwise provide.

         Section 7.2 Election of Chairman of the Board, President, Chief Financial Officer, Secretary and Treasurer. The Board of Directors at its first meeting after each annual meeting of stockholders shall choose a Chairman of the Board, a President, a Chief Financial Officer, a Secretary and a Treasurer.

         Section 7.3 Election of Other Officers. The Board of Directors may appoint such other officers and agents as it shall deem appropriate who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board.

         Section 7.4 Salaries. The salaries of all officers and agents of the corporation may be fixed by the Board of Directors.

         Section 7.5 Term of Office. The officers of the corporation shall hold office until their successors are elected and qualified or until their earlier resignation or removal. Any officer elected or appointed by the Board of Directors may be removed at any time in the manner specified in Section 8.2.

         Section 7.6 Duties of Chairman of the Board. The Chairman of the Board shall preside at all meetings of the stockholders and of the Board of Directors, shall advise and counsel with the President shall assume such other duties as from time to time may be assigned to him by the Board of Directors.

         Section 7.7 Duties of President. The President shall be the chief executive officer of the corporation. He shall have executive authority to see that all orders and resolutions of the Board of Directors are carried into effect, and, subject to the control vested in the Board of Directors by statute, by the Certificate of Incorporation or by these By-laws, shall administer and be responsible for the overall management of the business and affairs of the corporation. In general, he shall perform all duties incident to the office of the President and such other duties as may from time to time be assigned by the Board of Directors or the Chairman of the Board. In the absence or disability of the Chairman of the Board, he shall perform the duties of the Chairman of the Board.

         Section 7.8 Duties of Chief Financial Officer. The Chief Financial Officer shall perform such duties and have such other powers as the Board of Directors, the Chairman of the Board or the President may from time to time prescribe.

         Section 7.9 Duties of Vice President. In the absence of the Chairman of the Board, the President or in the event of their inability or refusal to act, the Vice President (or in the event there be more than one Vice President, the Vice Presidents in the order designated by the Directors, or in the absence of any designation, then in the order of their election) shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. The Vice President shall perform such other duties and have such other powers as the Board of Directors, the Chairman of the Board or the President may from time to time prescribe.

         Section 7.10 Duties of Secretary. The Secretary shall attend all meetings of the Board of Directors and all meetings of the stockholders and record all the proceedings of the meetings of the corporation and of the Board of Directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. He shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, except as otherwise provided in these By-laws, and shall perform such other duties as may be prescribed by the Board of Directors, the Chairman of the Board or the President, under whose supervision he shall be. He shall have charge of the stock ledger (which may, however, be kept by any transfer agent or agents of the corporation under his direction) and of the corporate seal of the corporation.

         Section 7.11 Duties of Assistant Secretary. The Assistant Secretary, or if there be more than one, the Assistant Secretaries in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election) shall, in the absence of the Secretary or in the event of his inability or refusal to act, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board of Directors or the Chairman of the Board may from time to time prescribe.

         Section 7.12 Duties of Treasurer. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the Board of Directors. The Treasurer shall disburse or supervise the disbursement of the funds of the corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all of his transactions as Treasurer and of the financial condition of the corporation. If required by the Board of Directors, he shall give the corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of this office and for the restoration to the corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the corporation.

         Section 7.13 Duties of Assistant Treasurer. The Assistant Treasurer, or if there shall be more than one, the Assistant Treasurers in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election), shall, in the absence of the Treasurer or in the event of his inability or refusal to act, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Board of Directors or the Chairman of the Board may from time to time prescribe.

                                   ARTICLE 8

                      RESIGNATIONS, REMOVALS AND VACANCIES

         Section 8.1 Directors.

         (a) Resignations. Any Director may resign at any time by giving written notice to the Board of Directors, the Chairman of the Board, the President or the Secretary. Such resignation shall take effect at the time specified therein; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

         (b) Removals. Subject to any provisions of the Certificate of Incorporation, so long as the Taylor Family (as defined in the Certificate of Incorporation) shall beneficially own in the aggregate a majority of the total voting power of the outstanding stock entitled to vote, the holders of stock entitled to vote for the election of Directors may, at any meeting called for that purpose, by the affirmative vote of a majority of the shares of such stock outstanding and entitled to vote thereat, remove any Director or the entire Board of Directors, with or without cause; provided, however, that on and after the date on which the Taylor Family ceases to beneficially own in the aggregate a majority of the total voting power of the outstanding stock entitled to vote, directors may only be removed for cause, unless otherwise provided in the Certificate of Incorporation.

         Whenever the holders of any class or series are entitled to elect one or more Directors by the Certificate of Incorporation, this subsection shall apply, in respect to the removal of a Director or Directors so elected, to the vote of the holders of the outstanding shares of that class or series and not to the vote of the outstanding shares as a whole.

         (c) Vacancies. Vacancies occurring in the office of Director and newly created Directorships resulting from any increase in the authorized number of Directors shall be filled by a majority of the Directors then in office, though less than a quorum, and the Directors so chosen shall hold office, subject to the By-laws, until the next election of the class for which such Directors shall have been chosen, and until their successors are duly elected and qualified or until their earlier resignation or removal. Whenever the holders of any class or classes of stock or series thereof are entitled to elect one or more Directors by the Certificate of Incorporation, vacancies and newly created Directorships of such class or classes or series may be filled by a majority of the Directors elected by such class or classes or series thereof then in office, or by a sole remaining Director so elected.

         If there are no Directors in office, then an election of Directors may be held in the manner provided by statute.

         Unless otherwise provided in the Certificate of Incorporation or these By-laws, when one or more Directors shall resign from the Board, effective at a future date, a majority of the Directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each Director so chosen shall hold office as provided in this section in the filling of other vacancies.

         Section 8.2 Officers. Any officer may resign at any time by giving written notice to the Board of Directors, the Chairman of the Board, the President or the Secretary. Such resignation shall take effect at the time specified therein; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. The Board of Directors may, at any meeting called for that purpose, remove from office any officer of the corporation or any member of a committee, with or without cause. Any vacancy occurring in the office of Chairman of the Board, President, Secretary or Treasurer shall be filled by the Board of Directors and the officers so chosen shall hold office subject to the By-laws for the unexpired term in respect of which the vacancy occurred and until their successors shall be elected and qualify or until their earlier resignation or removal.

                                   ARTICLE 9

                              CERTIFICATE OF STOCK

         Section 9.1 Issuance of Stock. The Directors may, at anytime and from time to time, if all of the shares of capital stock which the corporation is authorized by its Certificate of Incorporation to issue have not been issued, subscribed for, or otherwise committed to be issued, issue or take subscriptions for additional shares of its capital stock up to the amount authorized in its Certificate of Incorporation. Such stock shall be issued and the consideration paid therefor in the manner prescribed by law. Shares of stock with par value may be issued for such consideration, having a value not less than par value thereof.

         Section 9.2 Right to Certificate; Form. Every holder of stock in the corporation shall be entitled to have a certificate, signed by, or in the name of the corporation by, the Chairman of the Board, the President or a Vice President and the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the corporation, certifying the number of shares owned by him in the corporation; provided that the Directors may provide by one or more resolutions that some or all of any or all classes or series of the corporation's stock shall be uncertificated shares. Certificates may be issued for partly paid shares and in such case upon the face or back of the certificates issued to represent any such partly paid shares, the total amount of the consideration to be paid therefor, and the amount paid thereon, shall be specified.

         Section 9.3 Facsimile Signature. Any of or all the signatures on the certificate may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

         Section 9.4 Lost Certificates. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

         Section 9.5 Transfer of Stock. Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

         Section 9.6 Registered Stockholders. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the DGCL.

                                   ARTICLE 10

                                 INDEMNIFICATION

         Section 10.1 Third Party Actions. The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a Director, board committee member or officer of the corporation, or is or was serving at the request of the corporation as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

         Section 10.2 Derivative Actions. The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a Director, board committee member or officer of the corporation, or is or was serving at the request of the corporation as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

         Section 10.3 Expenses. To the extent that a Director, board committee member or officer of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections
10.1 and 10.2, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

         Section 10.4 Authorization. Any indemnification under Sections 10.1 and
10.2 (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the Director, board committee member or officer is proper in the circumstances because he has met the applicable standard of conduct set forth in Sections 10.1 and 10.2. Such determination shall be made by (a) the Board of Directors by a majority vote of a quorum consisting of Directors who were not parties to such action, suit or proceeding, or (b) if such a quorum is not obtainable, or, even if obtainable, a quorum of disinterested Directors so directs, by independent legal counsel in a written opinion, or (c) by the stockholders.

         Section 10.5 Advance Payment of Expenses. Expenses (including attorneys' fees) incurred by an officer, Director or board committee member in defending any civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such officer, Director or board committee member to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this Article 10.

         Section 10.6 Non-Exclusiveness. The indemnification and advancement of expenses provided by this Article 10 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any By-Law, agreement, vote of stockholders or disinterested Directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

         The indemnification and advancement of expenses provided by, or granted pursuant to, this Article 10 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a Director, board committee member or officer and shall inure to the benefit of the heirs, executors and administrators of such a person.

         Section 10.7 Insurance. The corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a Director, board committee member or officer of the corporation, or is or was serving at the request of the corporation as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this
Article 10.

         For purposes of this Article 10, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a Director, board committee member, officer, employee or agent of the corporation which imposes duties on, or involves services by, such Director, board committee member, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section.

         Section 10.8 Constituent Corporations. The corporation shall have power to indemnify any person who is or was a Director, board committee member, officer, employee or agent of a constituent corporation absorbed in a consolidation or merger with this corporation or who is or was serving at the request of such constituent corporation as a Director, board committee member, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, in the same manner as hereinabove provided so that such persons will stand in the same position under this Article with respect to this corporation as he would have stood with respect to such constituent corporation if its separate existence had continued.

         Section 10.9 Additional Indemnification. In addition to the foregoing provisions of this Article 10, the corporation shall have the power, to the full extent provided by law, to indemnify any person for any act or omission of such person against all loss, cost, damage and expense (including attorneys' fees) if such person is determined (in the manner prescribed in Section 10.4 hereof) to have acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interest of the corporation.

                                   ARTICLE 11

                               EXECUTION OF PAPERS

         Except as otherwise provided in these By-laws or as the Board of Directors may generally or in particular cases otherwise determine, all deeds, leases, transfers, contracts, bonds, notes, checks, drafts and other instruments authorized to be executed on behalf of the corporation shall be executed by any officer, agent or agents as may be authorized by the Board of Directors from time to time.

                                   ARTICLE 12

                                   FISCAL YEAR

         The fiscal year of the corporation shall end on the 31st day of December of each year.

                                   ARTICLE 13

                                  DEPOSITORIES

         The Board of Directors or an officer designated by the Board shall appoint banks, trust companies, or other depositories in which shall be deposited from time to time the money or securities of the corporation.

                                   ARTICLE 14

                                      SEAL

         The Corporate seal shall have inscribed thereon the name of the corporation, the year of its organization and the word "Delaware." The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

                                   ARTICLE 15

                                     OFFICES

         Section 15.1 Registered Office. The registered office in the State of Delaware shall be located at 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of the corporation's registered agent at such address shall be The Corporation Trust Company.

         Section 15.2 Principal Office. The corporation may also have offices within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the corporation may require.

                                   ARTICLE 16

                                   AMENDMENTS

         These By-laws may be amended or repealed by the vote of a majority of the Directors present at any meeting at which a quorum is present or by the vote of the holders of a majority of the total outstanding voting stock of the corporation, present in person or represented by proxy, at any meeting of stockholders at which a quorum is present.